Exhibit 3.80

OPERATING AGREEMENT FOR

DANBURY PARK, LLC

A Colorado Limited Liability Company

This OPERATING AGREEMENT (“Agreement”) is made and entered into as of February 2, 2006 (“Formation”), by and between CENTURY COMMUNITIES COLORADO, LLC, hereinafter referred to as the “Member”, and HORIZON BUILDING SERVICES, LLC, a Colorado limited liability company, hereinafter referred to as “Manager”.

W I T N E S S E T H:

IT IS AGREED, in consideration of the promises, covenants, performance, and mutual consideration herein as follows:

ARTICLE I

FORMATION OF COMPANY

1.1. Articles of Organization. This Company is organized pursuant to the provisions of the Limited Liability Company Laws of the State of Colorado and pursuant to Articles of Organization filed with the Secretary of State at Formation. The rights and obligations of the Company and the Members shall be provided in this Operating Agreement.

1.2. Conflict between Articles of Organization and this Agreement. If there is any conflict between the provisions of the Articles of Organization and this Operating Agreement, then the provisions of the Articles of Organization shall control.

1.3. Purpose. The Company has been formed to acquire, finance, manage, improve, sell, transfer, convey, lease, exchange or otherwise dispose of, operate, encumber, and hold and otherwise deal in real and personal property of all kinds and securities, limited partnership interests, general partnership interests, corporate securities, promissory notes, choses in action and deeds of trust and other instruments from time to time, and to engage in any and all activities related or incidental thereto and to engage in any other business activities that it may lawfully do so in order to carry out its purposes, the Company is empowered and authorized to do any and all acts and things appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purpose and for the profits and benefits of the Company.

1.4. Tax Treatment. During such time as there is only one Member of the Company, the Company shall be treated as a disregarded entity for federal income tax purposes.

ARTICLE II

CAPITAL CONTRIBUTION

2.1. Contribution. The capital contributions to be made by the Member and with which the Company shall begin business are as follows:

Member Name	Contribution	Membership Interest

Century Communities Colorado, LLC	$1000.00	100.0%

2.2. Additional Capital Contributions. No Member shall be required to make additional capital contributions. A Member may make additional capital contributions to the Company.

2.3. Loans. The Company may, as determined by the Manager, borrow money from one or any Manager, Member, or third person upon such terms and conditions as the Manager shall determine in its sole discretion.

ARTICLE III

ALLOCATION OF PROFIT AND LOSS; DISTRIBUTIONS

3.1. Allocations. All income, gains, losses, credits and deductions shall be allocated to and reported to the Member in accordance with the Member’s Membership Interest as a sole proprietor for federal income taxes.

ARTICLE IV

MEMBERS

4.1. Rights, Duties and Responsibilities. The rights, duties and responsibilities of the Member shall be governed by the Colorado Limited Liability Company Act (the “Act” codified in Colorado Revised Statues §7-80-100 et seq. as it may be amended from time to time). Such provisions are hereinafter incorporated into this Agreement by reference.

4.2. No Management Authority. No Member except one who shall also be a Manager may participate in or have any control over the Company business or have any authority or right to act for or bind the Company. The Member hereby consents to the exercise by the Manager of the powers conferred on the Manager by this Agreement.

ARTICLE V

MANAGEMENT

5.1. Reference to Act. Rules relating to the rights, duties and responsibilities of the Managers shall be governed by the Colorado Limited Liability Company Act (the “Act”, codified in Colorado Revised Statues §7-80-100 et seq. as it may be amended from time to time). Such provisions are hereinafter incorporated into this Agreement by reference. Without limiting the generality of the foregoing, the Manager shall have the powers set forth in Paragraph 2 of Article 5.

5.2. Management and Control of the Company. The business and affairs of the Company shall be managed exclusively by the Manager.

(a) The Manager shall direct, manage and control the business of the Company to the best of such Manager’s ability and shall have full and complete authority, power and discretion to make any and all decisions and to do any and all things which the Manager shall deem to be reasonably required in light of the Company’s business and objectives.

(b) No Member except one who shall also be a Manager may participate in or have any control over the Company business or have any authority or right to act for or bind the Company.

(c) The Manager may, if appropriate, establish, if Company funds are available, reserves for working capital and for payment of taxes, insurance, debt service, repairs, replacements or renewals, or other costs and expenses incident to the operation of the Company and the Property and for such other purposes as the Manager may determine and thereafter shall maintain such reserves in such amounts as the Manager deems appropriate under the circumstances to the extent that any such reserves are not in conflict with any other provisions of this Agreement regarding any required disbursements.

The Member hereby consents to the exercise by the Manager of the powers respectively conferred on it by this Agreement.

5.3. Authority of the Manager. The Manager for, and in the name and on behalf of the Company, is hereby authorized:

(a) to execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the purchase, financing, development, management, operation and disposition of the Company and the Property or any portion thereof.;

(b) to employ on behalf of the Company agents, employees, accountants, lawyers, clerical help and such other assistance and services as the Manager may deem proper and to pay therefor such remuneration as the Manager may deem reasonable and appropriate;

(c) to pay insurance premiums, property taxes and other amounts necessary or appropriate to the management, administration, conservation, improvement, development or operation of the Company and the Property;

(d) to make and enter into such agreements and contracts with such parties and to give such receipts, releases and discharges with respect to any and all of the foregoing and any matters incident thereto as the Manager may deem advisable or appropriate;

(e) to sue and be sued, complain and defend in the name of and on behalf of the Company;

(f) to operate, maintain, finance, approve, construct, own, grant options with respect to, sell, convey, assign, mortgage and lease any real estate or personal property necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(g) to borrow money and issue evidences of indebtedness necessary, convenient or incidental to the accomplishment of the purposes of the Company and secure the same by mortgage, pledge or other lien on any property;

(h) to execute, in furtherance of any and all of the purposes of the Company, any deed, easement, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Property;

(i) to care for and distribute funds to the Member by way of cash, income, return of capital, or otherwise, all in accordance with the provisions of this Agreement, and to perform all matters in furtherance of the objectives of the Company or this Agreement;

(j) to purchase from or through others contract, liability, casualty or other insurance for the protection of the properties or affairs of the Company, or the Member, or for any purpose convenient or beneficial to the Company;

(k) to pay all taxes, licenses or assessments of whatever kind or nature imposed upon or against the Company or the Property, and for such purposes, to make such returns and to do other such acts or things as may be deemed necessary and advisable by the Company; to perform all acts and duties relating to the payment of all indebtedness, taxes and assessments; and to negotiate and enter into such agreements deemed necessary and advisable to operate the Property and the Company;

(l) to engage in any kind of activity and to perform and carry out contracts of any kind necessary to, or in connection with, or incidental to the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each State in which the Company is then formed or qualified to do business.

5.4. Reliance on Manager’s Certificate. Any person dealing with the Company or the Manager may rely upon a certificate signed by the Manager with respect to one or more of the following:

(a) the identity of any Manager or Member hereof;

(b) the existence or non-existence of any fact or facts which constitute a condition precedent to acts by a Manager or in any other manner germane to the affairs of the Company;

(c) the persons who are authorized to execute and deliver any instrument or document of the Company; or

(d) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.

5.5. Number. The initial number of Managers shall be one (1) Manager. The number of Managers may be changed by the vote or consent of the Member.

ARTICLE VI

WITHDRAWAL OF A MEMBER

6.1. Withdrawal of a Member. For purposes of this Agreement, a “Withdrawn Member” is a member who is bankrupt, has resigned, or has retired (a “Withdrawal Event”). Upon a Withdrawal Event, the Withdrawn Member or any successor in interest to the Withdrawn Member shall become an Assignee of the Withdrawn Member’s Membership Interest in the Company.

6.2. Rights of Assignee. The Assignee of a Membership Interest shall be entitled to receive distributions and profits and losses attributable to the Membership Interest in the Company, but in no event shall the Assignee have the right to participate in, or interfere with, the management or administration of the Company’s business or affairs or become a substitute Member unless permitted to do so by a unanimous vote of the other Members.

ARTICLE VII

DISSOLUTION

7.1. Dissolution. The Company shall be dissolved and its assets distributed as provided in the Act.

ARTICLE VIII

DISSOLUTION OF A MEMBER

8.1. Dissolution of a Member. Upon the dissolution of a Member, Membership Interests owned by the dissolved entity may be voted by successors in interest, either in person or by proxy without a transfer of such Membership Interests into the name of the successors in interest

ARTICLE IX

MISCELLANEOUS PROVISIONS

9.1. Inurement. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns, and each person entering into this Agreement acknowledges that this Agreement constitutes the sole and complete representation made to him or her regarding the Company, its purpose and business, and that no oral or written representations or warranties of any kind or nature have been made regarding the proposed investments, nor any promises, guarantees, or representations regarding income or profit to be derived from any future investment.

9.2. Modification. This Agreement may be modified from time to time as necessary only by the written agreement of the Company, acting through the vote or consent of its Manager, and the Member.

9.3. Severability. The provisions of this Agreement are severable and separate, and if one or more is voidable or void by statute or rule of law, the remaining provisions shall be severed therefrom and shall remain in full force and effect.

9.4. Governing Law. This Agreement and its terms are to be construed according to the laws of the State of Colorado.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals as of the day first written above.

MEMBER:	Century Communities Colorado, LLC, a Colorado limited liability company

	By:	DARO Ventures, LLC a Colorado limited liability company, Manager

			By:	/s/ Dale Francescon
Dale Francescon, Manager

MANAGER:	Horizon Building Services, LLC, a Colorado limited liability company

	By:	Century Communities Colorado, LLC, a Colorado limited liability company, Managing Member

		By:	DARO Ventures, LLC a Colorado limited liability company, Manager

			By:	/s/ Dale Francescon
Dale Francescon, Manager

FIRST AMENDMENT TO OPERATING AGREEMENT

OF

DANBURY PARK, LLC,

A COLORADO LIMITED LIABILITY COMPANY

THIS FIRST AMENDMENT to the Operating Agreement of Danbury Park, LLC, a Colorado limited liability company (the “Company”) is made as of the 10th day of March, 2006, by and between the Company, its Manager, Horizon Building Services, LLC, and the Member of the Company, Century Communities Colorado, LLC.

WITNESSETH

WHEREAS, the Manager and Member of the Company have determined that it is in the best interest of the Company to change the name of the Company and have filed Articles of Amendment to Articles of Organization with the Colorado Secretary of State changing the name of the Company to Cherry Hill Park, LLC; and

WHEREAS, the Manager and Member of the Company desire to amend the Operating Agreement to reflect the change of name;

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The Manager and Member hereby agree to change the name of the Company wherever it appears in the Operating Agreement of the Company to Cherry Hill Park, LLC:

2.	Except as otherwise provided herein, all of the terms and provisions of the Operating Agreement are hereby ratified and reaffirmed.

IN WITNESS HEREOF, the parties have executed this Amendment as of the day and year first above written.

MEMBER:	Century Communities Colorado, LLC, a Colorado limited liability company

	By:	DARO Ventures, LLC
a Colorado limited liability company, Manager

		By:	/s/ Dale Francescon
Dale Francescon, Manager

MANAGER:	Horizon Building Services, LLC, a Colorado limited liability company

	By:	Century Communities Colorado, LLC, a Colorado limited liability company, Manager

		By:	DARO Ventures, LLC a Colorado limited liability company, Manager

			By:	/s/ Dale Francescon
Dale Francescon, Manager